Exhibit


SUB-ITEM
77Q3(a)

(i)	not applicable

(ii) There were no significant changes
in the registrant's internal controls
or in other factors that could
significantly affect these controls
subsequent to the Report of Independent
Auditors filed with the Securities
and Exchange Commission as Item
77A  ("Accountant's Report on
Internal Control") with the registrant's
Form N-SAR for the fiscal year ended
January 31, 2002.

(iii) Certification of principal executive officer (see attached).
Certification of principal financial
officer (see attached).
Exhibit s/a